UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2010

PERKINS & MARIE CALLENDER'S INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-131004	62-1254388
(STATE OR OTHER JURISDICTION OF	(COMMISSION FILE	(IRS EMPLOYER
INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

6075 POPLAR AVENUE, SUITE 800
MEMPHIS, TENNESSEE 38119-4709
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (800) 877-7375

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 16, 2010, Perkins & Marie Callender’s Inc. (the “Company”) announced the promotion of Cheryl Ahlbrandt to Executive Vice President, Marketing and Research & Development, effective immediately.

As Executive Vice President, Marketing and Research & Development for the Company, Ms. Ahlbrandt is responsible for both the Perkins and Marie Callender's marketing teams as well as the Company's food and beverage research and development efforts. Ms. Ahlbrandt joined the Company in April 2006 as Vice President of Marketing and was promoted to Senior Vice President, Marketing and Research & Development in June 2008. She has over twenty years of advertising and marketing experience, the majority of which have been spent in the restaurant industry, including working on both the Village Inn and Bakers Square brands as Vice President of Marketing for seven years and working as Regional Marketing Manager for Wendy's International and for various agencies on the McDonald's, Pizza Hut, Taco Bell and Buffets, Inc. brands.

A copy of the press release announcing the promotion of Ms. Ahlbrandt is attached as Exhibit 99.1 hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 99.1 - Press Release dated August 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                PERKINS & MARIE CALLENDER'S INC.

Date:   August 20, 2010                     By:  /s/ Fred T. Grant, Jr.
                                                                    ------------------------------------
                                                                    Fred T. Grant, Jr.
                                                                    Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number      Description
-------     --------------------------------------------------------------------

99.1        Press Release dated August 16, 2010